UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
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                                CHAD THERAPEUTICS
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[LOGO]                                                      21622 PLUMMER STREET
CHAD                                                        CHATSWORTH, CA 91311
THERAPEUTICS                                             TOLL FREE: 800.432.8870
THE AMBULATORY O2 SPECIALISTS!                               PHONE: 818.882.0883
                                                          MAIN FAX: 818.882.1809

                             FOR IMMEDIATE RELEASE

COMPANY CONTACT:                                               INVESTOR CONTACT:
EARL L. YAGER                                            NEIL BERKMAN ASSOCIATES
PRESIDENT                                                       (310) 277 - 5162
WWW.CHADTHERAPEUTICS.COM                              INFO@BERKMANASSOCIATES.COM

                       Institutional Shareholder Services
                    Recommends CHAD Therapeutics Shareholders
                    Vote For Management's Slate of Directors

      CHATSWORTH, California, September 3, 2003 . . . CHAD Therapeutics, Inc. (ASE:CTU) announced today that Institutional Shareholder Services (ISS), the nation's leading independent stockholder advisory organization, has recommended a vote in favor of CHAD's nominees to the Board of Directors at the 2003 Annual Meeting of Shareholders to be held on September 9, 2003.

      ISS cited many of the arguments the Company raised in its letters to shareholders in support of its decision to recommend a vote in favor of CHAD's nominees and not the dissident shareholder who has been waging a proxy contest in an attempt to elect himself to CHAD's Board of Directors.

      Thomas E. Jones, CHAD's Chief Executive Officer, said, "We are pleased to have the recommendation of ISS based on its independent review. We also are thankful for the many expressions of support we have received from individual shareholders who recognize the success of our turnaround plan. We strongly believe that the best way to enhance value for CHAD shareholders is to build a solid company with quality products that meet the needs of our customers and their home oxygen patients. We have introduced a number of new products over the past three years that have been the foundation of our turnaround, and we have entered into new technology agreements this year that expand our efforts in this area. We urge our shareholders to support CHAD's nominees on the WHITE proxy card."

About CHAD Therapeutics

      CHAD Therapeutics, Inc. is in the business of developing, producing and marketing respiratory care devices designed to improve the efficiency of oxygen delivery systems for home health care and hospital treatment of patients suffering from pulmonary diseases. For more information, visit www.CHADtherapeutics.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of
1995.

      The foregoing statements regarding prospects for future earnings and revenues, future sales trends and the introduction of products under development are forward-looking statements that involve certain risks and uncertainties. A number of important factors could cause actual results to differ materially from those contemplated by such forward-looking statements. These include the loss of one or more major customers, increased competition, the introduction of new products with perceived competitive advantages over the Company's products, changes or proposed changes in health care reimbursement which affect home care providers and CHAD's ability to anticipate and respond to technological and economic changes in the home oxygen market. Moreover, the success of the Company's products and products under development will depend on their efficacy, reliability and the health care community's perception of the products' capabilities and benefits, the degree of acceptance the products achieve among homecare providers and, with respect to products under development, obtaining timely regulatory approval. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Company's annual and quarterly reports filed with the Securities and Exchange Commission under the caption "Outlook: Issues and Risks."

                                    * * * * *
                                                                           #3382

  CHAD, OXYMATIC, OXYMIZER, OXYLITE, AND TOTAL O2 ARE REGISTERED TRADEMARKS OF
                            CHAD THERAPEUTICS, INC.
                           ISO 9001 CERTIFIED COMPANY
                            WWW.CHADTHERAPEUTICS.COM